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                                                                     Exhibit 5.1

                                   A Partnership Including      Boston
                                   Professional Corporations    Chicago
                                   28 State Street              London
                                   Boston, MA 02109-1775        Los Angeles
                                   617-535-4000                 Miami
                                   Facsimile 617-535-3800       Moscow
                                   http://www.mwe.com           Orange County
                                                                New York
                                                                St. Petersburg
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.

McDermott, Will & Emery

                                   March 15, 2001


Sheffield Pharmaceuticals, Inc.
425 South Woodsmill Road, Suite 270
St. Louis, MO 63017

          Re:  Registration Statement on Form S-3
               ----------------------------------

Dear Ladies & Gentlemen:

          At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 913,258 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") representing: (i) 626,950 shares of Common Stock issued to The Tail Wind Fund Ltd. in a private placement by the Company completed in December 2000, (ii) 112,500 shares of Common Stock issuable upon exercise of a warrant issued to The Tail Wind Fund Ltd. in the December 2000 private placement, (iii) 53,808 shares of Common Stock issuable upon exercise of warrants issued to Gruntal & Co., (iv) 100,000 shares of Common Stock issuable upon exercise of a warrant issued to Continental Capital & Equity Corporation, and (v) 20,000 shares of Common Stock issuable upon exercise of a warrant issued to The P.L. Thomas Group (collectively, the "Shares"). The Shares may be sold from time to time for the account of the foregoing stockholders of the Company.

          We have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

          Based on the foregoing, and assuming that the full consideration for each Share issuable upon exercise of the warrants is received by the Company in accordance with the terms of the warrants, it is our opinion that the Shares covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Mcdermott, Will & Emery

                                        McDermott, Will & Emery